Tango Therapeutics Reports Fourth Quarter and Full Year 2024 Financial Results

and Provides Business Highlights

– TNG462 granted Orphan Drug Designation for treatment of pancreatic cancer –

– Investigational New Drug (IND) application for TNG456, a next-generation brain-penetrant MTA-cooperative PRMT5 inhibitor, cleared by FDA. Phase 1/2 enrollment expected to begin 1H 2025 –

– Clinical collaboration with Eli Lilly to evaluate TNG456 in combination with CDK4/6 inhibitor Verzenio® (abemaciclib) established –

– Data update from ongoing TNG462 monotherapy trial expected in 2025 with focus on pancreatic and lung cancer –

– Cash position of $258 million as of December 31, 2024, with cash runway expected to fund operations into 3Q 2026 –

BOSTON – (BUSINESS WIRE) – February 27, 2025 – Tango Therapeutics, Inc. (NASDAQ: TNGX), a clinical-stage biotechnology company committed to discovering and delivering the next generation of precision cancer medicines, reported financial results for the fourth quarter and full year ended December 31, 2024, and provided business highlights.

“We are starting 2025 with momentum in TNG462, our lead PRMT5 program, with fulsome data focused on pancreatic and lung cancer expected before the end of the year,” said Barbara Weber, M.D., President and Chief Executive Officer of Tango Therapeutics. “PRMT5 is a clinically well-validated target, and we believe that TNG462 and TNG456 are both potentially best-in-class oral small molecules for multiple MTAP-deleted cancers. We expect that the TNG462 data we plan to disclose in 2025 will provide meaningful differentiation and solidify our clinical development plan, with a goal of initiating our first TNG462 monotherapy registrational study in pancreatic cancer next year.”

Pipeline Update

TNG462, a potentially best-in-class MTA-cooperative PRMT5 inhibitor

•
The U.S. Food and Drug Administration (FDA) granted Orphan Drug Designation (ODD) to TNG462 in November 2024 for the treatment of pancreatic cancer. ODD is granted to investigational therapies addressing medical diseases or conditions that affect fewer than 200,000 people per year in the United States. This designation provides for a seven-year marketing exclusivity period upon regulatory approval, as well as certain incentives, including federal grants and tax credits.
•
Patients are being enrolled in the TNG462 monotherapy Phase 1/2 clinical trial, with an emphasis on patients with pancreatic and lung cancer.
•
In November 2024, the Company reported positive early data for TNG462, demonstrating durable clinical responses across multiple cancer types, including RECIST partial responses in pancreatic and lung cancer, with a safety and tolerability profile that the Company believes is superior to competitors. Additional clinical data are expected in 2025 with a focus on pancreatic and lung cancer.
•
Based on these promising early clinical data, the Company plans to initiate multiple targeted and standard of care combination studies with TNG462, including with daraxonrasib (RMC-6236), a RAS(ON) multi-selective inhibitor and zoldonrasib (RMC-9805), a RAS(ON) G12D-selective inhibitor (Revolution Medicines) and pembrolizumab. These trials are expected to begin enrolling in the first half of 2025.

TNG456, a next-generation brain-penetrant MTA-cooperative PRMT5 inhibitor

•
In January 2025, the FDA cleared the TNG456 IND. Preclinical studies suggest that TNG456 will have improved activity to treat glioblastoma compared to TNG908 based on increased exposure in the brain afforded by the increased potency and MTAP-selectivity. The Company expects to begin enrolling patients in a phase 1/2 trial in 1H 2025.
•
In the fourth quarter of 2024, the Company entered into a clinical collaboration with Eli Lilly and Company (Lilly) for the supply of the CDK4/6 inhibitor abemaciclib for use in combination with TNG456 for treatment of patients with MTAP-deleted solid tumors, with a focus on glioblastoma. The agreement provides that Lilly will supply abemaciclib at no cost to Tango and that Tango will be the sponsor of the combination trials. Each company will retain commercial rights to their respective compounds and the agreement is mutually non-exclusive.
•
In February 2025, the FDA granted Fast Track Designation (FTD) to TNG456 for the treatment of solid tumors with MTAP deletion, as well as TNG456 in combination with abemaciclib for the treatment of NSCLC with MTAP deletion. FTD is designed to facilitate the development and expedite the review of drugs to treat serious conditions and fulfill an unmet medical need, with the potential to allow important new drugs to reach patients earlier.

TNG260, a first-in-class, highly selective CoREST complex inhibitor

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Proof-of-mechanism has been established for TNG260 based on pharmacodynamic data from on-treatment patient biopsies, with favorable safety, tolerability and pharmacokinetic profiles shown at the expansion dose of 80 mg QD to date.
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The dose expansion phase of the TNG260 phase 1/2 trial is ongoing in lung cancer. The study is evaluating the pharmacokinetics, pharmacodynamics, safety and efficacy of TNG260 in combination with pembrolizumab in patients with an STK11 loss-of-function mutation.
•
The Company plans to provide a clinical update on TNG260 in 2025.

Upcoming Milestones

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TNG462 clinical data update expected in 2025
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Enrollment in multiple TNG462 combination trials expected to begin 2025
•
TNG456 phase 1/2 trial enrollment expected to begin 1H 2025
•
TNG260 clinical data update expected in 2025

Financial Results

As of December 31, 2024, the Company held $257.9 million in cash, cash equivalents and marketable securities, which the Company expects to be sufficient to fund operations into the third quarter of 2026.

Collaboration revenue was $4.1 million for the three months ended December 31, 2024, compared to $5.4 million for the same period in 2023, and $30.0 million for the twelve months ended December 31, 2024 compared to $31.5 million for the same period in 2023. Collaboration revenue decreased due to lower research costs incurred under the collaboration during the three and twelve months ended December 31, 2024.

License revenue was $0 and $12.1 million for the three and twelve months ended December 31, 2024, respectively, compared to $0 and $5.0 million for the three and twelve months ended December 31, 2023, respectively. The year-to-date increase is primarily due to licensing a drug discovery program to Gilead for $12.0 million during the second quarter of 2024 as compared to Gilead licensing an earlier stage program for $5.0 million during the year ended December 31, 2023.

Research and development expenses were $33.9 million for the three months ended December 31, 2024, compared to $31.3 million for the same period in 2023, and $143.9 million for the twelve months ended December 31, 2024 compared to $115.2 million for the same period in 2023. The increase is due to the advancement of TNG462 and TNG456 and personnel-related costs to support our research and development activities.

General and administrative expenses were $11.1 million for the three months ended December 31, 2024, compared to $9.1 million for the same period in 2023, and $43.7 million for the twelve months ended December 31, 2024 compared to $35.5 million for the same period in 2023. The changes were primarily due to increases in personnel-related costs.

Net loss for the three months ended December 31, 2024 was $37.7 million, or $0.35 per share, compared to a net loss of $30.8 million, or $0.32 per share, in the same period in 2023. Net loss for the twelve months ended December 31, 2024 was $130.3 million, or $1.19 per share, compared to a net loss of $101.7 million, or $1.08 per share, in the same period in 2023.

About Tango Therapeutics

Tango Therapeutics is a clinical-stage biotechnology company dedicated to discovering novel drug targets and delivering the next generation of precision medicine for the treatment of cancer. Using an approach that starts and ends with patients, Tango leverages the genetic principle of synthetic lethality to discover and develop therapies that take aim at critical targets in cancer. For more information, please visit www.tangotx.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events, Tango’s future operating performance and goals, the anticipated benefits of therapies and combination therapies (that include a Tango pipeline product), as well as the expectations, beliefs and development objectives for Tango’s product pipeline and clinical trials. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “goal”, “estimate”, “anticipate”, “believe”, “predict”, “designed,” “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. For example, implicit or explicit statements concerning the following include or constitute forward-looking statements: the Company is advancing TNG462 into clinical trials as a monotherapy and with multiple targeted and standard of care combinations, including with a RAS(ON) multi-selective inhibitor and a RAS(ON) G12-selective inhibitor from Revolution Medicines, Inc.; potential combination strategies for PRMT5 inhibitors; the Company’s view that TNG462 and TNG456 have the potential to be a best-in-class small molecules in multiple tumor types, including pancreatic and lung cancers; the Company's plans to release TNG462 data in 2025, solidify its clinical development plan, and initiate its first TNG462 monotherapy registrational study in pancreatic cancer next year; the Company plans to provide a clinical update on TNG260 in 2025; the Company expects cash runway into the third quarter of 2026; the Company’s planned and ongoing clinical trials, including the anticipated timing for enrollment and the timing to report results and updates of such trials; the Company’s understanding of the central nervous system exposure required to provide meaningful efficacy in glioblastoma and brain metastases; the Company’s plans to enroll patients in a planned phase 1/2 clinical trial for TNG456 in the first half of 2025; the Company continues to advance TNG260 for cancers with STK11 loss-of-function mutations, with the phase 1/2 clinical trial ongoing; Dr. Weber’s statements in this press release; and the expected timing of: (i) development candidate declaration for certain targets; (ii) initiating IND-enabling studies; (iii) filing INDs; (iv) clinical trial initiation, dose escalation and dose expansion (including for combination studies); (v) disclosing initial, interim, updated, additional and final clinical trial results (including for combination studies); and (vi) the expected benefits of the Company's development candidates and other product candidates. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Tango and its management, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the benefits of product candidates seen in preclinical tests and analyses may not be evident when tested in later preclinical studies or in clinical trials or when used in broader patient populations (if approved for commercial sale); Tango has limited experience conducting clinical trials (and does and will continue to rely on a third party to operate its clinical trials) and may not be able to commence its clinical trials (including opening clinical trial sites, dosing the first patient, and continued enrollment and dosing of an adequate number of clinical trial participants) when expected, may not be able to continue dosing, initiate dose escalation and/or dose expansion on anticipated timelines, and may not generate or report clinical trial results (including final, initial or additional safety, efficacy data and proof-of-mechanism and proof-of-concept) in the anticipated timeframe (or at all); future clinical trial data releases may differ materially from initial or interim data from our current and future clinical trials; Tango’s pipeline products may not be safe and/or effective in humans; Tango has a limited operating history and has not generated any revenue to date from product sales, and may never become profitable; other companies may be able to identify and develop product candidates more quickly than the Company and commercially introduce the product prior to the Company; the Company’s proprietary discovery platform is novel and may not identify any synthetic lethal targets for future development; the Company may not be able to identify development candidates on the schedule it anticipates due to technical, financial or other reasons; the Company may not be able to file INDs for development candidates on time, or at all, due to technical or financial reasons or otherwise; the Company may utilize cash resources more quickly than anticipated; Tango will need to raise capital in the future and if we are unable to raise capital when needed or on attractive terms, we would be forced to delay, scale back or discontinue some of our development programs or future commercialization efforts (which may delay filing of INDs, dosing patients, initiation of dose expansion, reporting clinical trial results and filing new drug applications); Tango’s approach to the discovery and development of product candidates is novel and unproven, which makes it difficult to predict the time, cost of development, and likelihood of successfully developing any products; the Company may be unable to advance our preclinical development programs into and through the clinic for safety or efficacy reasons or commercialize our product candidates or we may experience significant delays in doing so as a result of factors beyond Tango’s control; the Company may not be able to realize the benefits of orphan drug or Fast Track designation (and such designations may not advance any anticipated approval timelines); the expected benefits of our product candidates in patients as single agents and/or in combination may not be realized; the Company may experience delays or difficulties in the initiation, enrollment, or dosing of patients in clinical trials or the announcement of clinical trial results, Tango may not identify or discover additional product candidates or may expend limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success; the Company’s product candidates may cause adverse or other undesirable side effects (or may not show requisite efficacy) that could, among other things, delay or prevent regulatory approval; our dependence on one or a limited number third parties for conducting clinical trials and producing drug substance and drug product (including drug substance, which is currently sole sourced); government regulation may negatively impact the Company’s business, including the potential approval of the BIOSECURE Act; and our ability to obtain and maintain patent and other intellectual property protection for our technology and product candidates or the scope of intellectual property protection obtained is not sufficiently broad. Additional information concerning risks, uncertainties and assumptions can be found in Tango’s filings with the Securities and Exchange Commission (SEC), including the risk factors referenced in Tango’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented and/or modified by its most recent Quarterly Report on Form 10-Q. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Tango specifically disclaims any duty to update these forward-looking statements.

Investor Contact:

Daniella Beckman
Chief Financial Officer, Tango Therapeutics
IR@tangotx.com

Media Contact:

Daniella Beckman
Chief Financial Officer, Tango Therapeutics
media@tangotx.com

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Collaboration revenue	$4,117	$5,431	$29,969	$31,527
License revenue	—	—	12,100	5,000
Total revenue	4,117	5,431	42,069	36,527
Operating expenses:
Research and development	33,937	31,339	143,918	115,198
General and administrative	11,090	9,105	43,746	35,502
Total operating expenses	45,027	40,444	187,664	150,700
Loss from operations	(40,910)	(35,013)	(145,595)	(114,173)
Other income, net	3,290	4,297	15,501	12,563
Loss before income taxes	(37,621)	(30,716)	(130,094)	(101,610)
Provision for income taxes	(49)	(47)	(208)	(134)
Net loss	$(37,670)	$(30,763)	$(130,302)	$(101,744)

Net loss per common share – basic and diluted	$(0.35)	$(0.32)	$(1.19)	$(1.08)
Weighted average number of common shares outstanding – basic and diluted	108,683,920	97,223,183	109,226,731	94,572,448

Consolidated Balance Sheets

(In thousands)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$69,530	$66,385
Marketable securities	188,387	270,500
Restricted cash	—	856
Prepaid expenses and other current assets	8,426	8,797
Total current assets	266,343	346,538
Property and equipment, net	8,102	9,908
Operating lease right-of-use assets	39,476	43,508
Restricted cash, net of current portion	2,567	2,567
Other assets	4	46
Total assets	$316,492	$402,567
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,601	$2,785
Accrued expenses and other current liabilities	16,497	15,401
Operating lease liabilities	2,454	2,082
Deferred revenue	17,618	25,670
Total current liabilities	38,170	45,938
Operating lease liabilities, net of current portion	34,039	36,838
Deferred revenue, net of current portion	44,766	66,683
Total liabilities	116,975	149,459
Total stockholders’ equity	199,517	253,108
Total liabilities and stockholders’ equity	$316,492	$402,567